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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C.  20549


                         ______________________________


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported)  November 30, 1995


                             FIBREBOARD CORPORATION
               (exact name of registrant as specified in charter)



               Delaware                0-016951            94-0751580
       (State or other jurisdic-     (Commission       (IRS Employer Iden-
         tion of incorporation)      file number)        tification No.)



           2121 North California Blvd., #560, Walnut Creek, CA  94596
                    (Address of principal executive offices)


                                 (510) 274-0700
              (Registrant's telephone number, including area code)



                                        None
          (Former name or former address, if changed since last report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On November 30, 1995, Fibreboard, through a wholly-owned subsidiary, acquired all the outstanding common stock of Vytec International Corporation, a Canadian corporation whose sole asset was the stock of Vytec Corporation. The stock of Vytec International Corporation was acquired from Andrew M. Spriet, members of Mr. Spriet's family and a corporation controlled by the Spriet family. Vytec Corporation manufactures vinyl siding and related accessories in two manufacturing facilities located in London, Ontario and Mission, British Columbia, Canada. Vytec Corporation also operates building materials distribution branches at two (2) locations in Canada and at four (4) locations in Australia and New Zealand, in addition to owning a 51% interest in a Polish company involved in the distribution of vinyl siding products in Poland.


The initial purchase price was CDN$53.1 million, which included CDN$15.1 million in debt which was retired at closing. The purchase price is subject to adjustment based on the amount of consolidated working capital reflected on the audited closing balance sheet.

Fibreboard funded the purchase with available cash on hand.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


                    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The financial statements required by this item will be filed as soon as practicable, but in no event later than February 13, 1996.


                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The pro forma financial data required by this item will be filed as soon as practicable, but in no event later than February 13, 1996.


                                    EXHIBITS

The following Exhibits are included herewith:

Exhibit 10.38 Agreement dated November 30, 1995 among Andrew M. Spriet, et al, 1155714 Ontario Inc. and Fibreboard Corporation regarding the purchase and sale of Vytec International Corporation.

Exhibit 99.1 Fibreboard Corporation press release dated December 1, 1995 regarding the purchase of Vytec


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          FIBREBOARD CORPORATION
                                          ----------------------
                                             (Registrant)




Dated:  December 12, 1995            By:  /s/  Garold E. Swan
                                          --------------------
                                          Garold E. Swan
                                          Vice President and Controller


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